770 Transactions effected pursuant to Rule 10f-3

On March 11, 2003, Liberty High Yield Securities Fund (Fund) purchased 50,000 par value of common stock notes of Moore North America Finance Inc. 7.875% 1/15/11 (Securities) for a total purchase price of $49,650 from Citigroup Global Markets pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Deutsche Bank Securities; Morgan Stanley; Salomon Smith Barney; Bank One Capital Markets;
BNP Paribas; CIBC World Markets; Credit Lyonnais Securities; Scotia Capital Inc.


On March 11, 2003, Liberty High Yield Securities Fund (Fund) purchased 1,385,000 par value of common stock notes of Moore North America Finance Inc. 7.875% 1/15/11 (Securities) for a total purchase price of $1,375,305 from Citigroup Global Markets pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Deutsche Bank Securities; Moran Stanley; Salomon Smith Barney; Bank One Capital Markets;
BNP Paribas; CIBC World Markets; Credit Lyonnais Securities; Scotia Capital Inc.


On May 13, 2003, Liberty Strategic Income Fund (Fund) purchased 2,680,000 par value of common stock notes of Rite Aid 9.250% 6/1/13 (Securities) for a total purchase price of $2,637,120 from Citigroup Global Markets pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; JP Morgan Securities.

On June 5, 2003, Liberty Strategic Income Fund (Fund) purchased 485,000 par value of common stock notes of Houston Exploration 7.00% 6/15/13 (Securities) for a total purchase price of $485,000 from Wachovia pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: BNP Paribas, Lehman Brothers and Scotia Capital Inc.

On June 5, 2003, Liberty High Yield Securities Fund (Fund) purchased 650,000 par value of common stock notes of Houston Exploration 7.00% 6/15/13 (Securities) for a total purchase price of $650,000 from Wachovia pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: BNP Paribas, Lehman Brothers and Scotia Capital Inc.